SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)


                      NOVEMBER 8, 1995 (NOVEMBER 2, 1995)



                               AST RESEARCH, INC.
             (Exact name of registrant as specified in its charter)




                                    DELAWARE
                 (State or other jurisdiction of incorporation)



               0-13941                        95-3525565
        (Commission File Number)   (IRS Employer Identification No.)


           16215 ALTON PARKWAY
           IRVINE, CALIFORNIA                    92718
  (Address of principal executive offices)    (Zip Code)

               Registrant's telephone number, including area code
                                (714) 727-4141




                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




ITEM 5.  OTHER EVENTS

On November 2, 1995, AST Research, Inc. (the "Company") signed a letter of intent with Samsung Electronics Co., Ltd. ("Samsung") pursuant to which Samsung will provide certain additional support to the Company as consideration for such number of shares of Common Stock as would increase its ownership to 49.9 percent. The additional support includes the following:

* A line of credit or other form of credit support through November 30, 1996, in the amount of $100 million, secured by an interest in inventory, accounts receivable, and other available assets of the Company as requested by Samsung.

* An increase in the Company's supplier line of credit with Samsung to $100 million through November 30, 1996 and an extension of payment terms to 90 days through November 30, 1996, decreasing to 30 days for products shipped after January 30, 1997.

* Samsung will provide certain other elements of support to the Company, the amount and value to be agreed to by Samsung and a committee of independent directors.

In connection with this agreement, the Company will issue a number of shares of Common Stock to Samsung so as to increase its ownership to 49.9%, and Samsung will appoint two additional directors to the Company's board of directors. As a result, Samsung designated directors will represent a majority of the Company's board. In addition, Samsung and the Company agreed to negotiate further support arrangements by Samsung, which if met, would increase Samsung's ownership to 60 percent. The support transactions are subject to definitive documentation and approvals.

The Company also announced the appointment of Ian Diery as President and Chief Executive Officer and as a member of the Board of Directors. In addition, the Company released results of the first quarter of fiscal year 1996, reporting a loss of $96.4 million, or $2.36 per share.

A copy of the press releases are attached as Exhibits 99.1 and 99.2 to this Report, and are incorporated herein by this reference. A copy of the Letter of Intent is attached as Exhibit 99.3, and is incorporated herein by this reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit          Description
99.1             Press release issued by the Registrant on November 2, 1995, reporting first quarter results, announcing a letter of intent agreement with
                 Samsung pursuant to which Samsung will provide additional support to the Company.

99.2             Press release issued by the Registrant on November 2, 1995, announcing the appointment of Ian Diery as President and Chief Executive Officer
                 and Board Member.

99.3             Letter of Intent, dated November 2, 1995 by and between AST Research,
                 Inc., and Samsung Electronics Co., Ltd.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AST Research, Inc.
                         _______________________________________
                                       (Registrant)





                             By Bruce C. Edwards
                                Executive Vice President
                                  and Chief Financial Officer


Date: November 8, 1995